Exhibit 99.1
    Investor Relations Contact:
    Brian Ritchie - FD
    212-850-5683
    brian.ritchie@fd.com

    Media Relations Contact:
    Irma Gomez-Dib - FD
    212-850-5761
    irma.gomez-dib@fd.com

Insmed CEO Resigns Due to Health Concerns

-- Melvin Sharoky, M.D. to Assume the Role of Chairman of the Board -

RICHMOND, Va., June 15, 2009 /PRNewswire-FirstCall via COMTEX News Network/ -- Insmed Inc. (Nasdaq: INSM), a biopharmaceutical company, today announced that Geoffrey Allan, Ph.D. has resigned as Insmed's President, Chief Executive Officer and Chairman of the Board of Directors, effective immediately, due to a health condition. Dr. Allan has served as Insmed's President, Chief Executive Officer and Chairman of the Board since its inception in November 1999.

Insmed's Board of Directors has chosen Melvin Sharoky, M.D. to assume the role of Chairman of the Board, formerly held by Dr. Allan. Dr. Sharoky has been a member of Insmed's Board of Directors since 2001 and has extensive executive experience in the biopharmaceutical industry, including serving as President and CEO of Somerset Pharmaceuticals from January 2002 until March 2007. In addition, he was President of Watson Pharmaceuticals, Inc. from July 1995 through January 1998.

Mr. Kevin P Tully C.G.A., Executive Vice President and Chief Financial Officer, Mr. Steve Glover, Chief Business Officer, and Mr. Glen Kelley, Vice President, Regulatory Affairs, will continue in their roles managing the day-to-day business and report directly to Dr. Sharoky.

Insmed's previously announced process of evaluating various alternatives for the use of the proceeds from the March 2009 asset sale to Merck will move forward uninterrupted with the continued assistance of Insmed's financial advisor, RBC Capital Markets.

"Geoff Allan has played a critical role in the evolution of Insmed from its inception, navigating the Company through the various challenges and uncertainties frequently encountered within the biotech sector, and putting Insmed in an envied position of financial strength in these times of market instability," said Dr. Sharoky. "His drive, commitment and counsel will be greatly missed and all of us at Insmed wish Geoff and his family the best as he confronts his health condition."

"Among Geoff's most substantial accomplishments as CEO was the assembly of a strong management team in Kevin, Steve and Glen," continued Dr. Sharoky. "As this core team will remain in place following Geoff's departure, I expect no change in the day-to-day operations of the Company, nor any delay in pursuing potential strategic initiatives. I look forward to working closely with the entire Insmed team to continue advancing the Company's drug development mission and enhancing shareholder value."

About Insmed

Insmed Inc. is a biopharmaceutical company with unique protein development experience and a proprietary protein platform aimed at niche markets with unmet medical needs. For more information, please visit http://www.insmed.com.

Forward-Looking Statements

This release contains forward-looking statements which are made pursuant to provisions of Section 21E of the Securities Exchange Act of 1934. Investors are cautioned that such statements in this release, including statements relating to planned clinical study design, regulatory and business strategies, plans and objectives of management and growth opportunities for existing or proposed products, constitute forward-looking statements which involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statements. The risks and uncertainties include, without limitation, product candidates may fail in the clinic or may not be successfully marketed or manufactured, the FDA may interpret the results of studies differently than us, the release of clinical trial data may take longer than anticipated, competing products may be more successful, the biopharmaceutical industry may experience negative market trends, our continuing efforts to grow the business and develop IPLEX(TM) may be unsuccessful, the actual market for MMD may not actually match up with our external assessment, we may lack financial resources to complete development of product candidates and other risks and challenges detailed in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2008. Readers are cautioned not to place undue reliance on any forward-looking statements which speak only as of the date of this release. We undertake no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances that occur after the date of this release or to reflect the occurrence of unanticipated events.